                                                               Exhibit (m)(3)(f)

                                     FORM OF
                                  SCHEDULE A-9
                                  ------------

                         EATON VANCE MUTUAL FUNDS TRUST
                            CLASS B DISTRIBUTION PLAN
                             EFFECTIVE:       , 2000


                                             Sales        Date of Original Plans
Name of Fund Adopting This Plan            Commission        (Inception Date)
-------------------------------            ----------        ----------------

Eaton Vance Tax-Managed America Fund          6.25%                 N/A
Eaton Vance Tax-Managed New America Fund      6.25%                 N/A